UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

SEMTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-06395		95-2119684
(Commission File Number)		(IRS Employer Identification No.)

200 Flynn Road
Camarillo,	California	93012-8790
(Address of principal executive offices)		(Zip Code)
805-498-2111
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed by Semtech Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 20, 2023, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with Lion Point Capital, LP and certain of its affiliates (“Lion Point”) on March 17, 2023.

Pursuant to the Cooperation Agreement and effective December 1, 2023 (the “Effective Date”), the Company’s Board of Directors (the “Board”) has appointed Julie Garcia Ruehl as an independent member of the Board. Ms. Ruehl will serve as a director with her term expiring at the Company’s calendar 2024 annual meeting of stockholders (the “2024 Annual Meeting”). Effective when she joins the Board, Ms. Ruehl has been appointed to the Audit Committee of the Board (the “Audit Committee”). The Board has determined that Ms. Ruehl qualifies as an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules and also meets the enhanced independence standards required for members of the Audit Committee by applicable SEC rules and Nasdaq Marketplace Rules.

As a non-employee director, Ms. Ruehl will be compensated for her service on the Board in accordance with the Company’s Policy Regarding Director Compensation (the “Director Compensation Policy”) pursuant to which she will receive a retainer of $55,000 per year for her service on the Board and $10,000 per year for her service on the Audit Committee. Also in accordance with the Director Compensation Policy, on the Effective Date, Ms. Ruehl was granted the following equity awards under the Company’s 2017 Long-Term Equity Incentive Plan: an initial Non-Deferred RSU Award of 3,122 stock-settled restricted stock units, and an Initial Deferred RSU Award of 3,122 cash-settled restricted stock units. Each such award of restricted stock units will be scheduled to vest on the earlier of the one-year anniversary of the Effective Date or the date immediately preceding the date of the 2024 Annual Meeting, subject to Ms. Ruehl’s continued service to the Company through such vesting date. The awards will be subject to accelerated vesting, and settlement in stock or cash, as provided in the Director Compensation Policy. The Director Compensation Policy is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 1, 2021 filed with the SEC on September 1, 2021.

The Company will enter into its standard form of indemnification agreement for Board members (the “Indemnification Agreement”) with Ms. Ruehl. The form of Indemnification Agreement is attached as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2022 filed with the SEC on November 30, 2022.

Other than as described in the Cooperation Agreement, there are no arrangements or understandings between Ms. Ruehl or any other persons pursuant to which Ms. Ruehl was named a director of the Company. Neither Ms. Ruehl nor her immediate family members have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure.
On December 4, 2023, the Company issued a press release announcing the appointment of Ms. Ruehl to the Board and to the Audit Committee. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1    Press Release of Semtech Corporation issued on December 4, 2023

Exhibit 104    Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date:	December 4, 2023	/s/ Mark Lin
		Name:	Mark Lin
		Title:	Executive Vice President and
Chief Financial Officer